Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 23, 2002 (except for Note 3 as to which the date is July 14, 2003) on the consolidated statements of operations, changes in stockholders' equity and cash flows of The Singing Machine Company, Inc. for the year ended March 31, 2002 included herein on the registration statement of The Singing Machine Company, Inc. on Form S-1, Amendment No. 6, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ SALBERG & COMPANY, P.A.

Boca Raton, Florida
January 18, 2005